UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

DIAMOND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55969	46-5470832
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

3531 Griffin Road Ft.

Lauderdale, Florida 33312

(Address of Principal Executive Offices)

(800) 433-0127

(Registrant's Telephone Number including Area Code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, the Board of Directors of Diamond Wellness Holdings, Inc. (formerly named PotNetwork Holdings, Inc.), (the “Company” or the “Registrant”) entered into an Executive Consulting Agreement (the “Agreement”) with FSLR, LLC, of Atlanta, Georgia, under which Pooja Bhandari-Lamba, a Partner in FSLR, LLC will serve as an officer of the Company in the capacity of Chief Financial Officer (“CFO”).  As a result, the Company’s Board of Directors has appointed Pooja Bhandari-Lamba as Vice President and CFO of the Company.

Pooja Bhandari-Lamba, age 37, Vice President and Chief Financial Officer. Mrs. Bhandari-Lamba is a 10-year practicing accounting professional that has held various positions from Staff Accountant to Controller in public and private companies. She worked at Ernst & Young Global Limited.  In addition, she works in the investment banking, retail and ticketing event industries. She has considerable financial experience overseeing over $10 million in annual budgets. She is also an entrepreneur as a Partner in FSLR LLC, a full-service accounting firm, since 2021. Mrs. Bhandari-Lamba received her B.S., Cum Laude from University of Georgia in 2006; M.B.A, Summa Cum Laude from Kennesaw State University in 2008; and successfully completed the CPA exams in 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Executive Consulting Agreement with FSLR, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Wellness Holdings, Inc. (the “Registrant”) a Colorado corporation

Date: August 5, 2022	By:	/s/ Neal Shapiro
	Name:	Neal Shapiro
	Title:	President and CEO, Director

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